                                                                  Exhibit (a)(5)

                          OFFER TO PURCHASE FOR CASH
                                     UP TO
                       27,000,000 SHARES OF COMMON STOCK

                                      OF

                                  ALUMAX INC.
                                      AT
                             $50.00 NET PER SHARE

                                      BY

                             AMX ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                          ALUMINUM COMPANY OF AMERICA

--------------------------------------------------------------------------------
    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 9, 1998, UNLESS THE OFFER
                                 IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase dated March 13, 1998 (the "Offer to Purchase") and a related Letter of Transmittal in connection with the offer by AMX Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Aluminum Company of America, a Pennsylvania corporation (the "Parent"), to purchase up to 27,000,000 shares of common stock, par value $.01 per share (the "Shares"), of Alumax Inc., a Delaware corporation (the "Company"), at a price of $50.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

  Stockholders who desire to tender Shares pursuant to the Offer and whose certificates for such Shares are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Shares according to the guaranteed delivery procedures set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price is $50.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for up to 27,000,000 Shares.

    3. The Board of Directors of the Company has unanimously (with one director absent) approved the Merger Agreement and the transactions contemplated thereby, determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and recommends that stockholders accept the Offer, tender their Shares pursuant to the Offer and adopt the Merger Agreement.

    4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 9, 1998, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of the Shares pursuant to the Offer having expired or been terminated. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase.

    6. Except as otherwise provided in Instruction 6 of the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 9 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

    7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and all other documents required by the Letter of Transmittal. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES.

  The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                                     UP TO
                     27,000,000 SHARES OF COMMON STOCK OF
                                  ALUMAX INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 13, 1998 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by AMX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Aluminum Company of America, a Pennsylvania corporation, to purchase up to 27,000,000 shares of common stock, par value $.01 per share (the "Shares"), of Alumax Inc., a Delaware corporation, at a price of $50.00 per Share, net to the seller in cash, without interest thereon.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  ----------------------------------
                                          SIGN HERE
   Number of Shares to Be Tendered:
             Shares*
                                          -------------------------------------
  ----------------------------------


                                          -------------------------------------

                                          Signature(s)


Dated:       , 199                        -------------------------------------


                                          -------------------------------------
                                          Please type or print name(s)

                                          -------------------------------------

                                          -------------------------------------
                                          Please type or print address

                                          -------------------------------------
                                          Area Code and Telephone Number

                                          -------------------------------------
                                          Taxpayer Identification or Social
                                          Security Number

--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.